Exhibit 3.1

MOHAWK GROUP HOLDINGS, INC.

CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is Mohawk Group Holdings, Inc. (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at that address is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized. The total number of shares of all classes of stock that the Corporation has authority to issue is 510,000,000 shares, consisting of: 500,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).

The number of authorized shares of Preferred Stock and/or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law; subject, however, to any additional votes of the holders of Class A Common Stock or Preferred Stock that may be required by the terms of this Certificate of Incorporation (including any Certificate of Designation filed pursuant to Article IV, Section 2 below).

2. Designation of Preferred Stock.

2.1. The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

2.2. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, Section 2, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have voting powers, preferences and relative, participating, optional or other rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

2.3. Except as otherwise required by law, holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law, provided that such amendment does not provide that shares of the affected series of Preferred Stock vote together with the Common Stock on any matter or vote on (or have nominating rights with respect to) election of directors.

ARTICLE V: AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that in addition to any vote of the holders of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, shall be required to adopt, amend or repeal any provision of the Bylaws; provided, further, that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The conduct of the affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number of Directors. The number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

3. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Corporation’s Bylaws. No director may be removed except for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.

4. Board Vacancies. Any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise required by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders, with each director to hold office or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.

5. Vote by Ballot Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII: DIRECTOR LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII: MATTERS RELATING TO STOCKHOLDERS

1. Action by Written Consent of Stockholders. Prior to the registration of the Corporation’s Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), the stockholders of the Corporation shall be permitted to take an action in any manner permitted under the Delaware General Corporation Law of the State of Delaware, Upon and after the registration of the Corporation’s Common Stock under the Securities Act, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders by written consent.

2. Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, or the Board acting pursuant to a resolution adopted by a majority of the Whole Board.

3. Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation, Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

ARTICLE IX: CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation (or, its directors, officers, employees or agents) arising pursuant to any provision of the Delaware General Corporation Law, this Certificate of Incorporation or the Bylaws; (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X: AMENDMENT OF CERTIFICATE OF INCORPORATION

If any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, shall be required to amend or repeal any provision of this Certificate of Incorporation; provided, further, that if two-thirds of the Whole Board has approved such amendment or repeal of any provisions of this Certificate of Incorporation, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, shall be required to amend or repeal any provision of this Certificate of Incorporation.

ARTICLE XI: INCORPORATOR

The name and mailing address of the incorporator is as follows:

Michael Silverman

c/o Katalyst Securities LLC

630 Third Avenue, 5th Floor

New York, NY 10017

The undersigned incorporator hereby acknowledges that the foregoing certificate is the act and deed of the undersigned and that the facts stated herein are true.

Dated: March 26, 2018

/s/ Michael Silverman
Michael Silverman, Incorporator

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